EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Form S-1 Registration Statement filed by FullCircle Registry, Inc. on December 12, 2014 of our report dated April 9, 2014 on our audits of the financial statements of Fullcircle Registry, Inc. as of December 31, 2013 and for the fiscal years then ended.

/s/ Rodefer Moss & Co. PLLC

New Albany, Indiana

December 12, 2014